SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                       November 12, 2003 (November 11, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          OKLAHOMA                      1-13726                  73-1395733
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(State or other jurisdiction       (Commission File No.)          (IRS Employer
        of incorporation)                                   Identification No.)


   6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA              73118
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       (Address of principal executive offices)                  (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.  REGULATION FD DISCLOSURE

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on November 11, 2003. The following was included in the Press Release:


            CHESAPEAKE ENERGY CORPORATION ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR ITS 8.50% SENIOR NOTES DUE 2012


OKLAHOMA CITY, November 11, 2003 -- Chesapeake Energy Corporation (NYSE:CHK) announced today that it intends to commence, on November 12, 2003, a cash tender offer and consent solicitation (the "Offer") for any and all of its $110,669,000 aggregate principal amount of 8.5% Senior Notes due 2012 (the "Notes") (CUSIP # 165167AN7).

Holders who validly tender their Notes by 5:00 p.m., New York City time, on November 25, 2003 (the "Consent Date"), will receive the total consideration of $1,063.37, consisting of (i) the purchase price of $1,033.37 and (ii) the consent payment of $30.00 per $1,000 principal amount of Notes accepted for purchase. Holders who validly tender their Notes by the Consent Date will receive payment on the initial payment date, which is expected to be on or about November 26, 2003.

The Offer is scheduled to expire at 12:00 midnight, New York City time, on December 10, 2003, unless extended (the "Expiration Date"). Holders who validly tender their Notes after the Consent Date and prior to the Expiration Date will receive the purchase price of $1,033.37 per $1,000 principal amount of Notes accepted for purchase. Payment for Notes tendered after the Consent Date will be made promptly after the Expiration Date.

All holders whose Notes are accepted for payment will also receive accrued and unpaid interest up to, but not including, the applicable date of payment for the Notes.

In connection with the Offer, the Company is soliciting consents to certain proposed amendments to eliminate substantially all of the restrictive covenants in the indenture governing the Notes. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes.

The Offer is subject to the satisfaction of certain conditions, including the Company's receipt of tenders of Notes representing at least a majority in principal amount of the outstanding Notes and completion of a recently announced private offering of senior notes which will be used to finance the Offer. The terms of the Offer will be described in the Company's Offer to Purchase and Consent Solicitation Statement to be dated November 12, 2003, copies of which may be obtained from D.F. King & Co., Inc., the information agent for the Offer, at (800) 628-8532 (US toll free) and (212) 493-6920 (collect).

The Company has engaged Banc of America Securities LLC to act as dealer manager and solicitation agent in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (US toll-free) and (704) 388-4813 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offer will be made solely by the Offer to Purchase and Consent Solicitation Statement to be dated November 12, 2003.

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THIS DOCUMENT CONTAINS FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF SECTION
27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT
EXPECTATIONS   OR   FORECASTS  OF  FUTURE   EVENTS.   ALTHOUGH  WE  BELIEVE  OUR
FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                              ---------------------------------
                                          BY: /S/ AUBREY K. MCCLENDON
                                                  AUBREY K. MCCLENDON
                                               Chairman of the Board and
                                                Chief Executive Officer

Dated:        November 12, 2003

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